FOR IMMEDIATE RELEASE	Monday, March 1, 2021

TEGNA Inc. Reports Record 2020 Fourth Quarter and Full-Year Results, Provides First Quarter and Full-Year 2021 Outlook

Results reflect ongoing execution of long-term strategy and strength of operations, with record performance including unprecedented political advertising revenues, continued strength of high- margin and recurring subscription revenues, record GAAP net income of $483 million and more than $1 billion in Adjusted EBITDA

Company exceeds full-year 2020 guidance provided prior to the COVID-19 pandemic for all key financial metrics

2021 first quarter and full-year guidance driven by significant subscription revenue growth and improving advertising and marketing services (“AMS”) revenues; AMS expected to finish positive in the first quarter after continuous sequential quarterly improvements since the height of the pandemic in the second quarter of 2020

Strengthened diversity, equity and inclusion commitment and set five-year goals to increase Black, Indigenous and People of Color representation in content teams, news leadership and management roles; enhanced ESG reporting to reflect Company’s long-standing efforts to make positive contributions to local communities

Tysons, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the fourth quarter and full- year ended December 31, 2020.1

FOURTH QUARTER FINANCIAL HIGHLIGHTS:
•Total company revenue was $938 million, up 35 percent year-over-year, driven by record political advertising and continued growth in subscription revenue. Revenue was up 46 percent from the fourth quarter of 2018 driven by the same factors, as well as the impact of acquisitions.
•Excluding political advertising, fourth quarter revenue was slightly up year-over-year.
•TEGNA generated record political advertising revenue of $264 million in the fourth quarter, including $50 million of revenue generated from the Georgia Senate run-off elections. Fourth quarter political revenue was up 89 percent from the fourth quarter of 2018.
•Subscription revenue of $314 million was up nine percent year-over-year due to rate increases. The increase would have been 17 percent but for a temporary suspension of service with AT&T / DirecTV. TEGNA’s comprehensive, multi-year affiliation agreements, combined with subscription revenue renewals, continue to provide clear visibility into subscription revenue growth.
•TEGNA expects net subscription profits to grow in the mid-to-high twenties percent in 2021.
•Advertising and marketing services (“AMS”) revenues of $352 million were down six percent year-over-year despite inventory displacement due to political advertising. AMS revenues continue to reflect quarterly sequential improvement since the height of the pandemic in the second quarter of 2020.
•Net income was $244 million, almost triple the amount in the fourth quarter of 2019, and non-GAAP net income was $256 million.
•Total company Adjusted EBITDA was a record $429 million. This represents an increase of 87 percent in Adjusted EBITDA compared with fourth quarter of 2019, and an increase of 57 percent compared with the fourth quarter of 2018.

•GAAP earnings per diluted share were $1.11 and non-GAAP earnings per diluted share were $1.16.
•Record free cash flow was $350 million or 37 percent of fourth quarter revenue.
•The Company ended the quarter with total debt of $3.6 billion and net leverage of 3.95x, better than the year-end 2020 guidance of 4.1x provided when TEGNA completed its 2019 acquisitions, and despite the impacts of the pandemic.
•In December, the TEGNA Board of Directors authorized the renewal of its share repurchase program which allows the Company to repurchase up to $300 million of its issued and outstanding common stock over the next three years.

FULL-YEAR FINANCIAL HIGHLIGHTS:
•Total company revenue was $2.9 billion, up 28 percent year-over-year and up 33 percent relative to the full-year 2018, driven by the impact of acquisitions, record political advertising, and continued growth in subscription revenue.
•TEGNA generated record political advertising revenue of $446 million in the year, up 91 percent relative to the full-year 2018.
•Subscription revenue of $1.3 billion was up 28 percent year-over-year due to rate increases and acquisitions, exceeding pre-COVID 2020 guidance2 and in line with the guidance of up high-twenties percentage-wise provided on November 9, 2020. Without the temporary suspension of service for AT&T / DirecTV, subscription growth would have been 30 percent year-over-year.
•AMS revenues of $1.2 billion were down only four percent year-over-year, despite the impact of COVID-19 and political displacement.
•Net income was $483 million, up 69 percent year-over-year, and non-GAAP net income was $507 million.
•Total company Adjusted EBITDA was a record $1.0 billion, up 45 percent year-over-year, and 31 percent above full-year 2018.
•GAAP earnings per diluted share were $2.19 and non-GAAP earnings per diluted share were $2.30.
•Free cash flow was a record $741 million or 25 percent of full-year revenue. Free cash flow as a percentage of 2019/2020 revenue was 21.3 percent, exceeding our pre-COVID 2020 guidance2.

[1] Throughout this earnings release, “acquisitions” includes (1) broadcast stations WTOL in Toledo, OH and KWES in Midland Odessa, TX, (2) multicast networks Justice Network and Quest, (3) the Dispatch Acquisitions, and (4) the Nexstar/Tribune Acquisitions. The Toledo and Midland Odessa stations do not impact 2020 to 2019 full-year comparisons as they closed in early January 2019, but they do impact 2020 to 2018 full-year comparisons.

[2] Reflects full-year 2020 guidance provided in January 9, 2020 and February 11, 2020 press releases.

CEO COMMENT

“As we previewed in our January 6th press release announcing preliminary fourth quarter and full-year 2020 results, TEGNA had an exceptional year of growth and innovation,” said Dave Lougee, president and chief executive officer. “The resiliency of our business model and continued execution of our five-pillar strategy positioned us for success regardless of the broader economic backdrop. I am particularly proud of the innovative spirit and perseverance of our employees throughout 2020. Their efforts to serve the greater good of our communities have never been more impactful or inspirational. Whether through exceptional local journalism, helping businesses navigate the pandemic or supporting our neighbors through fundraising and giving, our people were there for our communities when they needed us most. And during a time when mistrust is at an all-time high, our journalists are focused on combating disinformation and misinformation, and building and deepening the trust our audiences place in us through our VERIFY fact-checking reporting initiative and award-winning news and digital reporting.

“Due to the very nature of our purpose as a company to serve local communities, social responsibility is woven into the fabric of our Company and culture. In 2020, we took a number of steps to further strengthen our commitment to diversity, equity and inclusion (“DE&I”), appointing a chief diversity officer, identifying specific areas of oversight for our Board as it relates to DE&I and launching a diversity and inclusion employee working group. We recently took further steps by setting five-year goals to ensure our newsrooms, news leaders and management fully reflect the communities we serve. To better reflect our long-standing practices, we have also increased our ESG reporting and transparency, including the adoption of SASB disclosure standards for our industry as part of our 2020 Social Responsibility Highlights3 report. We look forward to continuing to update you on the work we are doing in these important areas, which remain a top priority of our Board and management.

“Looking to 2021, the full-year 2021 guidance we provided in early January and the incremental first quarter 2021 guidance we are providing today reflect our expectation for continued strength of our operations, visibility into our future cash flows, and continued commitment to prudent expense management. Together with the renewal of our largest network affiliation agreement in January, our high-margin, recurring subscription revenues reflecting leading Big Four rates will continue to be a key growth driver in 2021 and beyond. We successfully repriced approximately 35 percent of our subscribers last year and will reprice approximately 30 percent toward the end of this year. As a result, we still expect our net subscription profits to increase mid-to-high twenties percent in 2021.

“We will continue to execute and innovate to drive advertising and marketing services revenues, and we expect to see continued improvement in underlying advertising trends following the impact of the global pandemic. Premion, our over-the-top advertising business, is poised to continue to benefit from increased viewing on streaming services into 2021 and beyond, helping us expand our revenue base and giving us access to new markets.

“The strong financial position and balance sheet we have built through our thoughtful financing actions and prudent expense management provides us with significant optionality in the ways in which we can allocate capital. We recently reintroduced a three-year, $300 million share repurchase authorization as an additional opportunistic capital allocation tool. As we look to the year ahead, we are confident in our ability to continue to create and return value to our shareholders.”

[3] https://www.tegna.com/corporate-social-responsibility/

OVERVIEW OF FOURTH QUARTER RESULTS

Total company revenues increased 35 percent in the quarter year-over-year, driven by record political advertising and continued growth in subscription revenue.

Subscription revenue grew nine percent year-over-year due to rate increases. The increase would have been 17 percent but for a temporary suspension of service with AT&T / DirecTV.

Despite the impact of COVID-19 and political displacement, AMS revenues declined only six percent in the quarter compared to last year. AMS revenues have shown quarterly sequential improvement since the height of the pandemic in the second quarter of 2020.

GAAP operating expenses were $544 million, up five percent year-over-year, and non-GAAP operating expenses were $543 million, up nine percent. Expenses less programming costs increased three percent on a non-GAAP basis. The expense increase was predominantly driven by continued investments in growth initiatives such as Premion.

GAAP and non-GAAP operating income both totaled $394 million, up 123 percent and 102 percent, respectively. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $429 million, and Adjusted EBITDA margin equaled 45.7 percent.

The fourth quarter included a few special items, the full details of which can be found in Table 2. The net effect of these items was to increase GAAP net income by $12 million and GAAP diluted net income per share by $0.05.

Interest expense decreased to $50 million compared to $60 million in the fourth quarter of 2019, due to the combination of lower average debt and interest rate. Total cash at the end of the quarter was $41 million. The GAAP tax rate for the fourth quarter of 2020 is 4.7 percentage points lower than the comparable rate in 2019 primarily due to the 2019 rate being unfavorably impacted by a $6.6 million valuation allowance recorded on a minority investment.

OVERVIEW OF FULL-YEAR 2020 RESULTS

Total company revenues for the full-year totaled $2.9 billion, an increase of 28 percent from 2019 due to the impact of acquisitions, record political advertising, and continued growth in subscription revenue. The 28 percent increase in subscription revenue exceeded pre-COVID 2020 guidance and was in line with the guidance provided on November 9, 2020. Operating expenses for 2020 were $2.1 billion, an increase of 19 percent compared to 2019. On a non-GAAP basis, operating expenses increased 20 percent primarily due to higher programming fees, a full year of acquisitions and continued investments in growth initiatives such as Premion. Excluding programming and Premion costs tied to top line revenue growth, all other non-GAAP operating expenses were up nine percent above last year driven by acquisitions. On a non-GAAP basis, corporate expenses totaled $46 million. GAAP operating income in 2020 totaled $871 million and $890 million on a non-GAAP basis. Adjusted EBITDA was $1.0 billion in 2020 compared to $708 million in 2019. Adjusted EBITDA excluding corporate expenses was $1.1 billion, resulting in a margin of 36.4 percent.

FIRST QUARTER AND FULL-YEAR 2021 OUTLOOK

In the first quarter of 2021, TEGNA results will continue to be supported by the growth drivers of strong subscription revenues and year-over-year AMS revenue growth. For the first quarter, the company expects:

First Quarter 2021 Key Guidance Metrics

Reflects expectations relative to first quarter 2020 results

Total Company GAAP Revenue	+ Mid-Single Digits percent

Total Non-GAAP Operating Expenses	+ Mid-Single Digits percent

Non-GAAP Operating Expenses (excluding programming)	+ Low-Single Digits percent

TEGNA is reaffirming all 2021 guidance metrics announced on January 6, 2021:

Full-Year 2021 Key Guidance Metrics

Reflects expectations relative to full-year 2020 results

Subscription Revenue Growth	+ Mid to High-Teens percent
Corporate Expenses	$44 - 48 million
Depreciation	$62 - 66 million
Amortization	$60 - 65 million
Interest Expense	$187 - 192 million
Capital Expenditures (Non-recurring capital expenditures*)	$64 - 69 million (including $20 - 22 million non-recurring*)
Effective Tax Rate	24.0 - 25.0%
Net Leverage Ratio	Mid 3x
Free Cash Flow as a % of est. combined 2020/21 Revenue	20.5 - 21.5%

* Non-recurring capital expenditure amount is supplemental to the previously reported full-year 2021 guidance.

UPDATE ON RECENT STRATEGIC, CONTENT AND PROGRAMMING INITIATIVES

•Comprehensive Agreements Provide Visibility Into Growth of Recurring, High-Margin Subscription Revenues – In January, TEGNA reached a multi-year affiliation agreement with NBC, the Company’s largest network partner, covering 20 TEGNA markets nationwide including 10 of the top 25 markets for NBC. In 2020, the Company repriced approximately 35 percent of its paid subscribers, following 50 percent repriced in 2019, and will reprice approximately 30 percent toward the end of 2021.

•TEGNA Digital Platforms Achieved Strong Performance Across Key Metrics – Digital viewership continues to rise in consumption, finishing the year with nearly 70 million unduplicated average monthly visitors to our digital properties (source: Comscore), a 49 percent increase from 2019; total video plays of 1.7 billion (source: Google Analytics and YouTube Analytics), a 100 percent increase; total views of 4.9 billion, up 56 percent; and total minutes viewed of 7.8 billion, up 51 percent.

•TEGNA Announces New Multicast Network – In February, TEGNA announced the spring launch of Twist, a new multicast entertainment network for women. Twist will feature home, food and reality programming for the growing audience of over-the-air viewers. Major unscripted TV hits will include Clean House, Top Chef Masters, Queer Eye for the Straight Guy, Dance Moms, Tabatha Takes Over, Tiny House Nation, Flipping Out, and more. At its launch, Twist will be distributed in 41 TEGNA markets, 11 Univision markets, including New York, Los Angeles, Chicago and Philadelphia, and 31 HC2 Broadcasting local markets, reaching DMA’s covering 70 percent of U.S. television households, with additional distribution agreements expected by summer 2021. The new network enhances TEGNA’s leadership among non-fiction multicast networks, following the success of True Crime Network and Quest.

•Premion Delivered Double-Digit Revenue Growth – Premion, TEGNA’s over-the-top advertising business, finished the year with revenues of more than $145 million, reflecting growth greater than 40 percent relative to 2019. The Company is expecting similar growth in 2021 as Premion continues to benefit from increased viewing on streaming services into 2021 and beyond, allowing TEGNA to expand our reach beyond its TV stations’ large audiences.

•Acquired Leading Local Sports Podcast Network Locked On – TEGNA acquired Locked On, the leading and innovative podcast network for local sports that produces 160 podcasts and provides in-depth coverage of every NBA, NFL, MLB and NHL team plus major college sports teams. This acquisition will expand TEGNA’s presence in the quickly-growing podcast market and build on TEGNA’s overall sports footprint. (Press release4) In February, Locked On entered into a sales and content partnership with Entercom, extending its current podcasts as well as new co-productions to Radio.com, the nation’s fastest growing digital audio platform.

•Expanded VERIFY to Stop the Spread of Disinformation, Announced Appointment of Managing Editor – TEGNA announced that VERIFY will grow into a standalone national brand through the launch of dedicated digital products and expand its franchise to other non-TEGNA social media platforms in 2021. TEGNA appointed Jonathan Forsythe as managing editor of VERIFY to help lead these efforts, including overseeing daily content production, recruiting and managing VERIFY’s team of journalists, producers and audience-engagement specialists, and working with TEGNA stations to source story ideas and co-produce content. (Press release5)

•Honored with Two Alfred I. duPont-Columbia University Awards on Important Social Issues – WFAA’s (Dallas) VERIFY Road Trip: Climate Truth takes a climate change skeptic to meet with experts and to Alaska to witness first-hand the effects of global warming and KING (Seattle) chronicles the final months of a 75-year-old terminally ill cancer patient who chose to end his life under Washington’s Death with Dignity Act. (Press release6)

•Announced Distribution Partnership with Over-the-Top (“OTT”) Streaming Service News on Tubi – TEGNA recently announced a distribution agreement for live news content from 25 stations, including 15 stations in the top 25 markets, with Tubi as part of Tubi’s new local news initiative that is available on Android, iOS, Amazon Fire TV, the Roku® platform, Comcast Xfinity, Cox Contour, Xbox and Vizio.

UPDATE ON RECENT CORPORATE RESPONSIBILITY INITIATIVES

•Expanded and Enhanced Social Responsibility Reporting – TEGNA’s ESG reporting has been enhanced to align with the Sustainability Accounting Standards Board’s (“SASB”) guidelines that are relevant to the Company’s industry group. More information on TEGNA’s ESG reporting is included in the recently published 2020 Social Responsibility Highlights7.

[4] https://www.tegna.com/tegna-acquires-leading-local-sports-podcast-network-locked-on/
[5] https://www.tegna.com/tegna-expands-verify-to-stop-the-spread-of-disinformation-announces-appointment-of-managing-editor/
[6] https://www.tegna.com/tegna-stations-wfaa-and-king-win-prestigious-2021-alfred-i-dupont-columbia-university-awards/
[7] https://www.tegna.com/corporate-social-responsibility/

•Continued Commitment to Supporting Diversity, Equity & Inclusion (“DE&I”) with Five-Year Goals– The Company has identified key objectives and accountability standards for its ongoing support of DE&I across TEGNA, including five-year goals, updated practices aligned with these goals, and annual key performance indicators to ensure progress and accountability are maintained.

•Increased Focus on TEGNA’s Environmental Commitment – In addition to its stations’ commitment to science-based environmental reporting, including duPont-Columbia award-winning VERIFY Road Trip: Climate Truth, TEGNA regards environmental responsiveness and resource conservation as an integral aspect of business management. As part of the Company’s increased focus in this area, we will be conducting a Task Force on Climate-Related Financial Disclosures gap analysis in order to develop goals and set action plans for Scope 1 and Scope 2 greenhouse gas emissions. As part of this process, the Company will incorporate science-based emissions reduction targets into our goal setting that align with international consensus on limiting global temperature increases.

•TEGNA Foundation, Stations and Employees Partnered with Community Non-profits to Address COVID-19 Relief, Social Justice and Other Pressing Needs in Our Local Communities – The TEGNA Foundation, the charitable foundation sponsored by the Company, in partnership with local stations announced it awarded 260 Community Grants in 48 markets to address COVID-19 relief, social justice initiatives and other pressing community needs. Participation in TEGNA’s employee Matching Gift program doubled in 2020, with 3,000 employee matching gifts approved by the TEGNA Foundation totaling more than $1.9 million to more than 1,000 non-profits. TEGNA stations’ fundraising and grantmaking efforts and employee giving demonstrate the Company’s commitment to empowering local communities to build a better and more equitable future.

•TEGNA Named a Best Place to Work for LGBTQ Equality for Fifth Consecutive Year – TEGNA received a perfect score on the 2021 Corporate Equality Index (“CEI”) and was designated a Best Place to Work for LGBTQ Equality for the fifth consecutive year. (Press release8)

CAPITAL ALLOCATION

Throughout the year, TEGNA continued to make prudent decisions to support the strength of the Company’s balance sheet and liquidity profile. In 2020, TEGNA completed two offerings of senior notes which reduced interest expense and extended maturities. The Company finished 2020 with net leverage of 3.95x and now has no debt coming due until 2024.
The $300 million, three-year share repurchase program renewal announced in January demonstrates the Board’s and management’s confidence in the business and continued focus on making prudent, disciplined decisions to drive near and long-term shareholder value. The Company has access to a number of tools to return value to shareholders, with a capital allocation philosophy intended to optimize returns through investments in organic and inorganic growth opportunities, paying down debt, issuing dividends, and repurchasing shares.

FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our nonpolitical advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone

[8] https://www.tegna.com/tegna-named-a-best-place-to-work-for-lgbtq-equality-for-fifth-consecutive-year/

plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

_________________________

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host a conference call to discuss its fourth quarter and full-year 2020 earnings results on Monday, March 1, 2021 at 9:00 a.m. (ET). TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on March 1. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com. The conference call, which will also be webcast through the company’s website, is open to investors, the financial community, the media and other members of the public. To join the call toll-free, dial 800-458-4121 at least 10 minutes prior to the scheduled 9:00 a.m. (ET) start time. International callers should dial 929-477-0324. The confirmation code for the conference call is 9494304. To listen to the call via live webcast, please visit investors.TEGNA.com and allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Monday, March 1 at 1:00 p.m. (ET) to Monday, March 15 at 1:00 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 9494304. A transcript of the conference call will also be made available on the company’s website.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Doug Kuckelman	Anne Bentley
Head of Investor Relations	VP, Communications
703-873-6764	703-873-6366
dkuckelman@TEGNA.com	abentley@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended Dec. 31,
	2020	2019	% Increase (Decrease)

Revenues	$937,575	$693,955	35.1

Operating expenses:
Cost of revenues	399,367	355,159	12.4
Business units - Selling, general and administrative expenses	97,682	102,959	(5.1)
Corporate - General and administrative expenses	12,006	19,781	(39.3)
Depreciation	17,183	15,694	9.5
Amortization of intangible assets	17,113	17,574	(2.6)
Spectrum repacking reimbursements and other, net	578	6,064	(90.5)
Total	543,929	517,231	5.2
Operating income	393,646	176,724	***

Non-operating income (expense):
Equity income (loss) in unconsolidated investments, net	1,990	(773)	***
Interest expense	(49,561)	(60,304)	(17.8)
Other non-operating items, net	(16,759)	4,998	***
Total	(64,330)	(56,079)	14.7

Income before income taxes	329,316	120,645	***
Provision for income taxes	84,594	36,690	***
Net income	244,722	83,955	***
Net income attributable to redeemable noncontrolling interest	(418)	—	***
Net income attributable to TEGNA Inc.	$244,304	$83,955	***

Earnings per share:
Basic	$1.11	$0.39	***
Diluted	$1.11	$0.38	***

Weighted average number of common shares outstanding:
Basic shares	219,932	217,428	1.2
Diluted shares	220,659	218,477	1.0

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Year ended Dec. 31,
	2020	2019	% Increase (Decrease)

Revenues	$2,937,780	$2,299,497	27.8

Operating expenses:
Cost of revenues	1,503,287	1,228,237	22.4
Business units - Selling, general and administrative expenses	365,601	326,804	11.9
Corporate - General and administrative expenses	73,295	80,144	(8.5)
Depreciation	66,880	60,525	10.5
Amortization of intangible assets	67,690	50,104	35.1
Spectrum repacking reimbursements and other, net	(9,955)	(5,335)	86.6
Total	2,066,798	1,740,479	18.7
Operating income	870,982	559,018	55.8

Non-operating income (expense):
Equity income in unconsolidated investments, net	10,397	10,149	2.4
Interest expense	(210,294)	(205,470)	2.3
Other non-operating items, net	(34,029)	11,960	***
Total	(233,926)	(183,361)	27.6

Income before income taxes	637,056	375,657	69.6
Provision for income taxes	154,293	89,422	72.5
Net income	482,763	286,235	68.7
Net loss attributable to redeemable noncontrolling interest	15	—	***
Net income attributable to TEGNA Inc.	$482,778	$286,235	68.7

Earnings from continuing operations per share:
Basic	$2.20	$1.32	66.7
Diluted	$2.19	$1.31	67.2

Weighted average number of common shares outstanding:
Basic shares	219,232	217,138	1.0
Diluted shares	219,733	217,977	0.8

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, net, gains related to businesses we account for under the equity method, acquisition-related costs, advisory fees related to activism defense, M&A due diligence costs, workforce restructuring costs, intangible asset impairment charges, and certain non-operating expenses such as the early extinguishment of debt and a TEGNA foundation donation. In addition, we have excluded certain income tax special items associated with deferred tax benefits related to partial capital loss valuation allowance release, the tax impacts related to the 2019 acquisitions and adjustments related to previously-disposed businesses.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net (income) loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity income (loss) in unconsolidated investments, net, (5) other non-operating items, net, (6) workforce restructuring expense, (7) M&A due diligence costs, (8) acquisition-related costs, (9) advisory fees related to activism defense, (10) spectrum repacking reimbursements and other, net, (11) depreciation and (12) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) pension reimbursements, (5) dividends received from equity method investments and (6) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

The company is furnishing guidance with respect to free cash flow as a percentage of revenue for the combined 2020-21 years as well as non-gaap operating expenses for the first quarter of 2021. As noted above, the most directly comparable GAAP financial measure to free cash flow is net income attributable to TEGNA. Our future GAAP financial results will likely include the impact of special items. Special items may include among other items workforce restructuring charges, gains (losses) on asset sales, asset impairment charges, advisory fees related to activist defense and deferred tax valuation allowance adjustments. The impact of future special items may be material. The company is unable to provide, without unreasonable efforts, forward looking information on a GAAP basis, because it is unable to project the impact of special items on a prospective basis. The range of estimated free cash flow (non-GAAP) amounts used in forming the free cash flow as a % of revenue ranges can be presented, as they do not include impacts of special items.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended Dec. 31, 2020	GAAP measure	Spectrum repacking reimbursements and other	Gains on equity method investment	Other non-operating items	Non-GAAP measure

Corporate - General and administrative expenses	$12,006	$—	$—	$—	$12,006
Spectrum repacking reimbursements and other, net	578	(578)	—	—	—
Operating expenses	543,929	(578)	—	—	543,351
Operating income	393,646	578	—	—	394,224
Equity income (loss) in unconsolidated investments, net	1,990	—	(4,021)	—	(2,031)
Other non-operating items, net	(16,759)	—	—	16,575	(184)
Total non-operating expenses	(64,330)	—	(4,021)	16,575	(51,776)
Income before income taxes	329,316	578	(4,021)	16,575	342,448
Provision for income taxes	84,594	120	(1,033)	1,894	85,575
Net income attributable to TEGNA Inc.	244,304	458	(2,988)	14,681	256,455
Net income per share-diluted (a)	$1.11	$—	$(0.01)	$0.07	$1.16

(a) - Per share amounts do not sum due to rounding.

		Special Items
Quarter ended Dec. 31, 2019	GAAP measure	Workforce restructuring expense	Acquisition-related costs	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Other non-operating items	Special tax items	Non-GAAP measure

Cost of revenues	$355,159	$(3,776)	$—	$—	$—	$—	$—	$351,383
Business units - Selling, general and administrative expenses	102,959	(1,114)	—	—	—	—	—	101,845
Corporate - General and administrative expenses	19,781	(22)	(1,664)	(6,080)	—	—	—	12,015
Spectrum repacking reimbursements and other, net	6,064	—	—	—	(6,064)	—	—	—
Operating expenses	517,231	(4,912)	(1,664)	(6,080)	(6,064)	—	—	498,511
Operating income	176,724	4,912	1,664	6,080	6,064	—	—	195,444
Other non-operating items, net	4,998	—	—	—	—	(2,606)	—	2,392
Total non-operating expenses	(56,079)	—	—	—	—	(2,606)	—	(58,685)
Income before income taxes	120,645	4,912	1,664	6,080	6,064	(2,606)	—	136,759
Provision for income taxes	36,690	1,237	318	1,472	1,539	(656)	(6,560)	34,040
Net income attributable to TEGNA Inc.	83,955	3,675	1,346	4,608	4,525	(1,950)	6,560	102,719
Net income per share-diluted	$0.38	$0.02	$0.01	$0.02	$0.02	$(0.01)	$0.03	$0.47

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Year ended Dec. 31, 2020	GAAP measure	Workforce restructuring expense	M&A due diligence costs	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Gains on equity method investment	Other non-operating items	Special tax items	Non-GAAP measure

Cost of revenues	$1,503,287	$(595)	$—	$—	$—	$—	$—	$—	$1,502,692
Business units - Selling, general and administrative expenses	365,601	(372)	—	—	—	—	—	—	365,229
Corporate - General and administrative expenses	73,295	(54)	(4,588)	(23,087)	—	—	—	—	45,566
Spectrum repacking reimbursements and other, net	(9,955)	—	—	—	9,955	—	—	—	—
Operating expenses	2,066,798	(1,021)	(4,588)	(23,087)	9,955	—	—	—	2,048,057
Operating income	870,982	1,021	4,588	23,087	(9,955)	—	—	—	889,723
Equity income (loss) in unconsolidated investments, net	10,397	—	—	—	—	(22,606)	—	—	(12,209)
Other non-operating items, net	(34,029)	—	—	—	—	—	38,319	—	4,290
Total non-operating expenses	(233,926)	—	—	—	—	(22,606)	38,319	—	(218,213)
Income before income taxes	637,056	1,021	4,588	23,087	(9,955)	(22,606)	38,319	—	671,510
Provision for income taxes	154,293	256	1,151	5,801	(2,646)	(5,703)	7,357	3,944	164,453
Net income attributable to TEGNA Inc.	482,778	765	3,437	17,286	(7,309)	(16,903)	30,962	(3,944)	507,072
Net income per share-diluted	$2.19	$—	$0.02	$0.08	$(0.03)	$(0.08)	$0.14	$(0.02)	$2.30

		Special Items
Year ended Dec. 31, 2019	GAAP measure	Workforce restructuring expense	Acquisition-related costs	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Gains on equity method investments	Other non-operating items	Special tax items	Non-GAAP measure

Cost of revenues	$1,228,237	$(4,651)	$—	$—	$—	$—	$—	$—	$1,223,586
Business units - Selling, general and administrative expenses	326,804	(1,490)	—	—	—	—	—	—	325,314
Corporate - General and administrative expenses	80,144	(223)	(30,756)	(6,080)	—	—	—	—	43,085
Spectrum repacking reimbursements and other, net	(5,335)	—	—	—	5,335	—	—	—	—
Operating expenses	1,740,479	(6,364)	(30,756)	(6,080)	5,335	—	—	—	1,702,614
Operating income	559,018	6,364	30,756	6,080	(5,335)	—	—	—	596,883
Equity income (loss) in unconsolidated investments, net	10,149	—	—	—	—	(13,126)	—	—	(2,977)
Other non-operating items, net	11,960	—	—	—	—	—	(8,891)	—	3,069
Total non-operating expenses	(183,361)	—	—	—	—	(13,126)	(8,891)	—	(205,378)
Income before income taxes	375,657	6,364	30,756	6,080	(5,335)	(13,126)	(8,891)	—	391,505
Provision for income taxes	89,422	1,596	6,249	1,472	(1,311)	(3,169)	(2,230)	(568)	91,461
Net income attributable to TEGNA Inc.	286,235	4,768	24,507	4,608	(4,024)	(9,957)	(6,661)	568	300,044
Net income per share-diluted (a)	$1.31	$0.02	$0.11	$0.02	$(0.02)	$(0.05)	$(0.03)	$—	$1.38

(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2020	2019	2018
Net income attributable to TEGNA Inc. (GAAP basis)	$244,304	$83,955	$160,815
Plus: Net income attributable to redeemable noncontrolling interest	418	—	—
Plus: Provision for income taxes	84,594	36,690	45,438
Plus: Interest expense	49,561	60,304	47,010
(Less) Plus: Equity (income) loss in unconsolidated investments, net	(1,990)	773	1,288
Plus (Less): Other non-operating items, net	16,759	(4,998)	(1,509)
Operating income (GAAP basis)	393,646	176,724	253,042
Plus: Workforce restructuring expense	—	4,912	—
Plus: Acquisition-related costs	—	1,664	—
Plus: Advisory fees related to activism defense	—	6,080	—
Plus (Less): Spectrum repacking reimbursements and other, net	578	6,064	(2,370)
Adjusted operating income (non-GAAP basis)	394,224	195,444	250,672
Plus: Depreciation	17,183	15,694	14,355
Plus: Amortization of intangible assets	17,113	17,574	8,047
Adjusted EBITDA (non-GAAP basis)	$428,520	$228,712	$273,074
Corporate - General and administrative expense (non-GAAP basis)	12,006	12,015	10,945
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$440,526	$240,727	$284,019

	Year ended Dec. 31,
	2020	2019	2018
Net income attributable to TEGNA Inc. (GAAP basis)	$482,778	$286,235	$401,340
Less: Net loss attributable to redeemable noncontrolling interest	(15)	—	—
Plus: Provision for income taxes	154,293	89,422	107,367
Plus: Interest expense	210,294	205,470	192,065
Less: Equity income in unconsolidated investments, net	(10,397)	(10,149)	(13,792)
Plus (Less): Other non-operating items, net	34,029	(11,960)	11,496
Operating income (GAAP basis)	870,982	559,018	698,476
Plus: Workforce restructuring expense	1,021	6,364	7,287
Plus: M&A due diligence and acquisition-related costs	4,588	30,756	—
Plus: Advisory fees related to activism defense	23,087	6,080	—
Less: Spectrum repacking reimbursements and other, net	(9,955)	(5,335)	(11,701)
Adjusted operating income (non-GAAP basis)	889,723	596,883	694,062
Plus: Depreciation	66,880	60,525	55,949
Plus: Amortization of intangible assets	67,690	50,104	30,838
Adjusted EBITDA (non-GAAP basis)	$1,024,293	$707,512	$780,849
Corporate - General and administrative expense (non-GAAP basis)	45,566	43,085	46,986
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$1,069,859	$750,597	$827,835

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended Dec. 31,
	2020	2019	% Increase (Decrease)	2018	% Increase (Decrease)

Subscription	$313,657	$286,558	9.5	$218,456	43.6
Advertising and Marketing Services	351,933	375,303	(6.2)	277,116	27.0
Political	264,110	24,414	***	139,888	88.8
Other	7,875	7,680	2.5	6,676	18.0
Total revenues	$937,575	$693,955	35.1	$642,136	46.0

Adjusted EBITDA	$428,520	$228,712	87.4	$273,074	56.9
Adjusted EBITDA Margin	45.7%	33.0%		42.5%

	Year ended Dec. 31,
	2020	2019	% Increase (Decrease)	2018	% Increase (Decrease)

Subscription	$1,286,611	$1,005,030	28.0	$840,838	53.0
Advertising and Marketing Services	1,174,774	1,226,607	(4.2)	1,106,754	6.1
Political	445,535	38,478	***	233,613	90.7
Other	30,860	29,382	5.0	26,077	18.3
Total revenues	$2,937,780	$2,299,497	27.8	$2,207,282	33.1

Adjusted EBITDA	$1,024,293	$707,512	44.8	$780,849	31.2
Adjusted EBITDA Margin	34.9%	30.8%		35.4%

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2020	2019	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$244,304	$83,955	***
Plus: Provision for income taxes	84,594	36,690	***
Plus: Interest expense	49,561	60,304	(17.8)
Plus: Acquisition-related costs	—	1,664	***
Plus: Depreciation	17,183	15,694	9.5
Plus: Amortization	17,113	17,574	(2.6)
Plus: Stock-based compensation	7,728	6,259	23.5
Plus: Company stock 401(k) contribution	3,446	3,072	12.2
Plus: Syndicated programming amortization	17,479	18,247	(4.2)
Plus: Workforce restructuring expense	—	4,912	***
Plus: Cash dividend from equity investments for return on capital	602	573	5.1
Plus: Cash reimbursements from spectrum repacking	510	2,999	(83.0)
Plus: Equity income in unconsolidated investments, net	(1,990)	773	***
Plus: Net income attributable to redeemable noncontrolling interest	418	—	***
Plus (Less): Other non-operating items, net	16,759	(4,998)	***
Less: Tax payments, net of refunds	(45,017)	(10,588)	***
Less: Spectrum repacking reimbursements and other, net	578	6,064	(90.5)
Less: Syndicated programming payments	(21,439)	(18,398)	16.5
Less: Pension contributions	(941)	(14,694)	(93.6)
Less: Interest payments	(26,191)	(68,173)	(61.6)
Less: Purchases of property and equipment	(14,916)	(37,125)	(59.8)
Free cash flow (non-GAAP basis)	$349,781	$110,884	***

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)

	Year ended Dec. 31,
	2020	2019	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$482,778	$286,235	68.7
Plus: Provision for income taxes	154,293	89,422	72.5
Plus: Interest expense	210,294	205,470	2.3
Plus: M&A due diligence and acquisition-related costs	4,588	30,756	(85.1)
Plus: Depreciation	66,880	60,525	10.5
Plus: Amortization	67,690	50,104	35.1
Plus: Stock-based compensation	20,306	20,146	0.8
Plus: Company stock 401(k) contribution	16,469	9,558	72.3
Plus: Syndicated programming amortization	71,078	60,757	17.0
Plus: Workforce restructuring expense	1,021	6,364	(84.0)
Plus: Advisory fees related to activism defense	23,087	6,080	***
Plus: Cash dividend from equity investments for return on capital	6,373	1,325	***
Plus: Cash reimbursements from spectrum repacking	13,180	16,974	(22.4)
Plus: Other non-operating items, net	34,029	(11,960)	***
Less: Net loss attributable to redeemable noncontrolling interest	(15)	—	***
Less: Tax payments, net of refunds	(84,889)	(84,045)	1.0
Less: Spectrum repacking reimbursements and other, net	(9,955)	(5,335)	86.6
Less: Equity income in unconsolidated investments, net	(10,397)	(10,149)	2.4
Less: Syndicated programming payments	(74,279)	(58,436)	27.1
Less: Pension contributions	(5,133)	(23,101)	(77.8)
Less: Interest payments	(200,766)	(186,086)	7.9
Less: Purchases of property and equipment	(45,499)	(88,356)	(48.5)
Free cash flow (non-GAAP basis)	$741,133	$376,248	97.0

*** Not meaningful